CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-49081 and 333-05715 on Form S-8 of our report dated September 17, 2007, appearing in this Annual Report on Form 11-K/A of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan for the year ended June 30, 2007.

/s/ DELOITTE & TOUCHE LLP
Cincinnati, Ohio
April 30, 2008